EZCORP PROMOTES JASON KULAS TO CHIEF EXECUTIVE OFFICER
Austin, Texas (July 6, 2020) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Latin America, announced today that Jason A. Kulas has been named Chief Executive Officer and has been elected to the Board of Directors, effective immediately. Mr. Kulas will succeed Stuart I. Grimshaw, who will remain with the Company as Special Advisor to the CEO and Board and accordingly has resigned from his position on the Board of Directors.
Mr. Kulas joined the Company as President and Chief Financial Officer in February 2020. Prior to joining EZCORP, he held a variety of executive-level finance and operations positions, most recently with Santander Consumer USA Inc., a NYSE listed full-service consumer finance company focused on vehicle finance and third-party servicing, where he served in a series of roles, including Chief Executive Officer, President, Chief Financial Officer and a member of the board of directors from 2007 to 2017.
Phillip Ean Cohen, Executive Chairman, stated: “We thank Stuart for his many contributions during a time of significant change for our Company and industry. His leadership and commitment helped us to focus on strengthening and growing our core pawn businesses, while rationalizing non-core businesses and strengthening the foundational elements of our balance sheet.
“Jason was elected as a member of the Board in April 2019 and also served as a member of the Audit Committee prior to joining the management team as President and Chief Financial Officer this past February with a view to eventually succeeding to the CEO role. While this transition may be several months earlier than we originally contemplated, we believe the timing is right as the COVID-19 crisis has caused us to reassess our overall business strategy and cost structure heading into fiscal 2021.
“We are very grateful that Stuart will remain available to us to assist with the smooth and orderly transition of leadership and to continue to advise the Company on operational and strategic matters, including the development and implementation of digital enhancements.”
Mr. Kulas said: “I am incredibly excited to lead EZCORP in these challenging times and to position the Company to capitalize on opportunities in the future. We remain committed to maintaining a strong balance sheet, cost containment and operating excellence, while pursuing sustainable growth, and I am confident we will emerge from the current crisis in a position of considerable strength. I am committed to continuing to engage with all EZCORP stakeholders to ensure that we have great success. I am also honored to be named as Stuart’s successor and look forward to his continued counsel and support.”
Mr. Kulas will continue to serve as the Company’s Chief Financial Officer until a successor is identified and appointed.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220